UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2023

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, the shareholders of FARO Technologies, Inc. (the “Company”) approved an amendment to the FARO Technologies, Inc. 2022 Equity Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance thereunder by 1,250,000. The terms of the Plan, filed as Appendix B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2023, and the description of the Plan and the amendment, contained in Proposal 5 of such proxy statement, is qualified in its entirety by reference to the full text of the Plan, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 26, 2023, the Board of Directors (the “Board”) of the Company approved the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were amended and restated to, among other things:

•enhance procedural mechanics and disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at the Company’s annual meeting of shareholders (except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934), including by requiring additional background information and disclosures regarding proposing shareholders, proposed nominees and business, and other persons related to a shareholder’s solicitation of proxies;

•change certain provisions relating to shareholder nominees for election as a director to limit the number of director candidates a shareholder may nominate for election and to address the universal proxy rules adopted by the Securities and Exchange Commission;

•clarify the procedures around calling a special meeting of shareholders, the notice required for special meetings, who can vote at shareholder meetings, and the process for adjourning a shareholder meeting;

•clarify the Company’s exclusive forum provisions; and

•make other updates, including ministerial, clarifying and conforming changes, and technical edits.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to consider and vote on the five proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2023. The final voting results from the Annual Meeting are set forth below.

Proposal 1 — Election of directors

The holders of the Company’s common stock elected the following directors, each to serve for a three-year term expiring at the Company’s 2026 Annual Meeting of Shareholders, and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation or removal. As a result of Michael Burger’s resignation from the Board effective May 12, 2023, he was no longer a nominee and not up for re-election. The results of such vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Alex Davern	14,083,381	2,421,785	608,898
Rajani Ramanathan	16,447,162	58,004	608,898

Proposal 2 — Ratification of independent registered public accounting firm

The holders of the Company’s common stock ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, by the following count:

Votes For	Against	Abstain	Broker Non-Votes
16,987,738	85,294	41,032	0

Proposal 3 — Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers, by the following count:

Votes For	Against	Abstain	Broker Non-Votes
15,772,968	720,532	11,666	608,898

Proposal 4 — A non-binding vote on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved, on a non-binding, advisory basis, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers, by the following count:

One Year	Two Years	Three Years	Abstain
16,061,349	9,532	424,255	10,030

Based on the recommendation of the Board in the proxy statement for the Annual Meeting and these advisory vote results, the Company will hold future Say-on-Pay votes every year until the next required non-binding advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company’s 2029 Annual Meeting of Shareholders.

Proposal 5 — Approval of an amendment to the Company’s 2022 Equity Incentive Plan

The holders of the Company’s common stock approved an amendment to the Company’s 2022 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,250,000 by the following count:

Votes For	Against	Abstain	Broker Non-Votes
10,855,177	4,808,404	841,585	608,898

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws
10.1	2022 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

May 30, 2023	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)